Exhibit 23.1

Deloitte LLP La Tour Deloitte 1190 Avenue des Canadiens-de-Montréal Suite 500 Montreal QC H3B 0M7 Canada Tel: 514-393-7115 Fax: 514-390-4111 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227275 on Form F-10 and to the use of our reports dated April 9, 2020, relating to the financial statements of BRP Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 40-F for the year ended January 31, 2020.

/s/ Deloitte LLPi

Chartered Professional Accountants

Montréal, Canada

April 9, 2020

[i]	CPA auditor, CA, public accountancy permit No. A124391